Exhibit 5.11

August 24, 2023

Dycom Investments, Inc.	19940.0007

11780 U.S. Highway 1, Suite 600

Palm Beach Gardens, Florida 33408

Re:	Dycom Investments, Inc.

Ladies and Gentlemen:

We have acted as special Louisiana counsel to Point to Point Communications, Inc., a Louisiana corporation (the “Company”), in connection with the filing by Dycom Industries, Inc., a Florida corporation (the “Parent”), Dycom Investments, Inc., a Delaware corporation (“Investments”), and certain other subsidiaries of the Parent (collectively, the “Subsidiary Guarantors”, and, together with the Parent, Investments, and the Company, the “Guarantors”) of an automatic shelf registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) on the date hereof.

In our capacity as special Louisiana counsel to the Company, we have reviewed originals or copies of the following documents:

(a)	the Registration Statement;

(b)	the Articles of Incorporation of the Company, including all amendments thereto on file with the Secretary of State of the State of Louisiana, certified by the Secretary of State of the State of Louisiana, as in effect on August 17, 2023;

(c)	the By-Laws of the Company;

(d)	resolutions of the Board of Directors of the Company adopted by unanimous written consent in lieu of a meeting, dated as of August 24, 2023; and

(e)	a certificate from the Secretary of State of the State of Louisiana, dated August 23, 2023, as to the good standing of the Company under the laws of the State of Louisiana.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein. As to any facts material to the opinions and statements expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon statements, representations, and certifications of officers and other representatives of the Company, and statements and certifications of public officials and others.

August 24, 2023	Page 2

In rendering the opinions expressed below, we have assumed:

(i)	The genuineness of all signatures and the legal capacity of all natural persons.

(ii)	The authenticity of the originals of the documents submitted to us.

(iii)	The conformity to authentic originals of any documents submitted to us as copies.

(iv)	As to matters of fact, the truthfulness of the representations made or otherwise incorporated in the Registration Statement and representations and statements made in certificates of public officials and officers of the Company.

(v)	That the guarantee by the Company of Investments’ and Parent’s debt securities registered under the Registration Statement (the “Guarantee”), as issued and delivered, will comply with all restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over the Company or otherwise.

Based upon the foregoing and subject to the limitations, qualifications, exceptions, and assumptions set forth herein, we are of the opinion that:

1.	The Company is validly existing as a corporation and in good standing under the laws of the State of Louisiana.

2.	The Company has the power to execute, deliver, and perform, and has taken all corporate action necessary to authorize the execution, delivery, and performance of, its obligations under the Guarantee.

Our opinions expressed above are subject to the following qualification: our opinions are limited to the applicable laws of the State of Louisiana, and we do not express any opinion herein concerning any other law.

This opinion letter is rendered to you in connection with the Registration Statement, and may be relied upon by Shearman & Sterling LLP in connection with, or as support for, its opinions rendered in connection with the Registration Statement. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

August 24, 2023	Page 3

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations promulgated thereunder.

Very truly yours, /s/ Liskow & Lewis, Liskow & Lewis, A Professional Law Corporation